Exhibit 3.2
CERTIFICATE
OF
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
VEMICS, INC.

The undersigned hereby certifies as follows:

1.           He is the duly elected President of Vemics, Inc., a Nevada Corporation (the "Corporation").

2.           The Articles of Incorporation of the Corporation were filed with the Nevada Secretary of State on November 2, 1992, as E & M Management, Inc.

3.           Articles of Amendment to the Articles of Incorporation of the Corporation were filed on October 23, 1997, through which the Corporation increased the total number of its authorized shares of common stock to 25,000,000, $0.00175 par value per share ("Common Stock"), and effected a stock split so that each outstanding share of Common Stock was split into two thousand (2,000) shares of Common Stock.

4.           On September 8, 1998, the Board of Directors of the Corporation approved a Certificate of Amendment of the Corporation's Articles of Incorporation to effect a reverse stock split such that each 37.885963 outstanding shares was reverse split into one (1) share, with no fractional shares issued, and to change the name of the Corporation from E & M Management, Inc. to Omninet International Inc.  This Certificate of Amendment was filed on September 18, 1998.

5.           On October 27, 1999, the Board of Directors of the Corporation approved a Certificate of Amendment of the Corporation's Articles of Incorporation to change the name of the Corporation from Omninet International Inc. to OMII Corp.  This Certificate of Amendment was filed on December 6, 1999.

6. On October 25, 2005, the Board of Directors of the Corporation approved a Certificate of Amendment through which the Corporation increased the total number of its authorized shares of Common Stock from 25,000,000, $0.00175 par value per share, to 75,000,000 shares, $0.00175 par value per share, and the Corporation changed its name from OMII Corp. to Vemics, Inc.  This Certificate of Amendment was filed on October 25, 2005.

7.           On March 20, 2008, upon the recommendation of the Board of Directors of the Corporation, these Amended and Restated Articles of Incorporation were adopted and approved by the stockholders of the Corporation pursuant to Section 78.320 of the Nevada General Corporation Law.  Stockholders holding 50,611,450  shares of the Company's Common Stock were entitled to vote on these Amended and Restated Articles of Incorporation, with adoption and approval of these Amended and Restated Articles of Incorporation requiring the affirmative vote of at least a majority of said 50,611,450 outstanding shares of Common Stock.  The holders of 30,615,158 shares of Common Stock, constituting a majority of the votes entitled to be cast, voted in favor of the adoption and approval of these Amended and Restated Articles of Incorporation.

8.           The  Articles  of  Incorporation,  as  amended  to  the  date  of  this certificate, are hereby amended and restated as follows:

ARTICLE I

The name of the Corporation is Vemics, Inc.

ARTICLE II

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada, as amended from time to time.  In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges, which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE III

3.1           Authorized Capital Stock.  The aggregate number of shares of stock that the Corporation shall have authority to issue is three hundred million (300,000,000) shares, consisting of two hundred million (200,000,000) shares of common stock, $0.001 par value per share (the "Common Stock"), and one hundred million (100,000,000) shares of preferred stock, $0.001 par value per share (the "Preferred Stock").

3.2           Preferred Stock.  The Corporation may have more than one class or series of Preferred Stock.  The Board of Directors is vested with the authority to prescribe the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock.  If more than one class or series of Preferred Stock is authorized, the resolution of the Board of Directors passed pursuant to this provision of the Articles of Incorporation must prescribe a distinguishing designation for each class and series.  The voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class or series of Preferred Stock must be described in the resolution of the Board of Directors before the issuance of that class or series.

3.3           Common Stock.  Except as provided in the resolution or resolutions of the Board of Directors creating any class or series of Preferred Stock, each share of Common Stock issued and outstanding shall be identical in all respects, one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time such dividend is declared.  Except as may be provided by law, the holders of Common Stock shall have all other rights of stockholders, including, but not by way of limitation, (i) the right to receive dividends, when and as declared by the Board of Directors out of assets legally available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

3.4           Assessment of Shares.  The capital stock of the Corporation, after the amount of the consideration for the issuance of shares, as determined by the Board of Directors, has been paid, is not subject to assessment to pay the debts of the Corporation and no stock issued as fully paid up may ever be assessed, and the Articles of Incorporation cannot be amended in this respect.

3.5           Registered Stockholders.  Except as may be otherwise provided by statute, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner of such shares and of all rights derived from such shares for all purposes, and the Corporation shall not be obligated to recognize any equitable or other claim to or interest in such shares or rights on the part of any other person, including, but without limiting the generality of the term "person" to, a purchaser, pledgee, assignee or transferee of such shares or rights, unless and until such person becomes the registered holder of such shares.  The foregoing shall apply whether or not the Corporation shall have either actual or constructive notice of the claim by or the interest of such person.

ARTICLE IV

4.1           Directors.  The governing board of the Corporation shall be known as the Board of Directors, and its members shall be known as directors.  The exact number of directors shall be fixed from time to time as provided in the bylaws of the Corporation.

4.2           Increase or Decrease of Directors.  The minimum and maximum number of directors of the Corporation may be increased or decreased from time to time as provided in the bylaws of the Corporation.

4.3           Removal of Directors.                                             The stockholders may remove one or more Directors with or without cause, but only at a special meeting called for the purpose of removing the Director or Directors, and the meeting notice must state that the purpose or one of the purposes, of the meeting is removal of the Director or Directors.

4.4           Vacancies on Board of Directors.  If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Board of Directors may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office.  The stockholders may fill a vacancy only if there are no Directors in office.

ARTICLE V

The Corporation is to have perpetual existence.

ARTICLE VI

In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized as follows:

         (i)                      Subject to the bylaws, if any, adopted by the stockholders, to make, alter or amend the bylaws of the Corporation.

         (ii)                      To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

         (iii)                      By resolution passed by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution or in the bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Such committee or committees shall have such name and names as may be stated in the bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

         (iv)                      When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders'  meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting  stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and  conditions as its Board of Directors deem expedient and for the best interest of the Corporation.

ARTICLE VII

7.1. Stockholder Actions.  Subject to any limitations imposed by applicable securities laws, any action required or permitted to be taken at a stockholders meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Whenever applicable corporate law permits a corporation's articles of incorporation to specify that a lesser number of shares than would otherwise be required shall suffice to approve an action by stockholders, these Articles of Incorporation hereby specify that the number of shares required to approve such an action shall be such lesser number.

7.2. Special Meetings of Stockholders.  So long as this Corporation is a public company, special meetings of the stockholders of the Corporation for any purpose may be called at any time by the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office, but such special meetings may not be called by any other person or persons.

7.3. Quorum for Meetings of Stockholders.  Except with respect to any greater requirement contained in these Articles of Incorporation or the applicable corporate law, one-third of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the applicable corporate law, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of stockholders.

7.4           Location of Meetings.  Meetings of the stockholders may be held outside the State of Nevada, if the bylaws so provide.

ARTICLE VIII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE IX

9.1           Limits on Liability.  No Director or, to the extent specified from time to time by the Board of Directors, officer of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of Section 78.300 General Corporation Law.  No amendment or repeal of this Article applies to or has any effect on the liability or alleged liability of any Director or officer of this Corporation for or with respect to any acts or omissions of the Director or officer occurring prior to the amendment or repeal, except as otherwise required by law.  In the event that Nevada law is amended to authorize the further elimination or limitation of liability of directors or officers, then this Article shall also be deemed to be so amended to provide for the elimination or limitation of liability to the fullest extent permitted by Nevada law.

9.2           Limits on Indemnification.  The Corporation shall indemnify its officers and directors to the full extent permitted by the laws of the State of Nevada.    However, such indemnity shall not apply if the director (a) did not act in good faith and in a manner the director reasonably believed to be in or not opposed to the best interests of the Corporation, and (b) with respect to any criminal action or proceeding, had reasonable cause to believe the director's conduct was unlawful.  The Corporation shall advance expenses for such persons pursuant to the terms set forth in the bylaws, or in a separate Board of Directors resolution or contract. The Corporation may, in the sole discretion of the Board of Directors, indemnify any other person who may be indemnified pursuant to the laws of the State of Nevada to the extent the Board of Directors deems advisable.

9.3.           Authorization.  The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions.  The Board of Directors is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions.  Such bylaws, resolutions, contracts or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

9.4           Effect of Amendment.  No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

ARTICLE X

The books of the Corporation may be kept (subject to any provisions contained in applicable corporate law) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

ARTICLE XI

These Amended and Restated Articles of Incorporation shall become effective upon filing.

IN WITNESS WHEREOF, the undersigned, President of the Corporation, for the purpose of amending and restating the Articles of Incorporation of VEMICS, INC., hereby makes, files and records these Amended and restated Articles of Incorporation and certifies that it is the act and deed of the Corporation and that the facts stated herein are true this 31ST day of March, 2008.

VEMICS, INC.

By /s/ Fred Zolla____________________
      Fred Zolla, President